UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	CARB	The NASDAQ Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting, there were 31,326,982 shares of Carbonite, Inc.'s (the "Company") common stock represented in person or by proxy, constituting 91.05% of the shares of the Company’s common stock issued and outstanding and entitled to vote at the 2019 Annual Meeting, and the Company’s stockholders voted upon the following proposals:

1.	The following nominees were elected to the Company’s Board of Directors as Class II directors for terms expiring at the 2022 annual meeting of stockholders.

	Votes For	Votes Withheld	Broker Non-Votes
Charles Kane	26,808,741	416,381	4,101,860
Stephen Munford	26,792,869	432,253	4,101,860
Linda Connly	27,172,680	52,442	4,101,860

Following the 2019 Annual Meeting, David Friend, Todd Krasnow and Marina Levinson, having terms expiring in 2020, and Mohamad Ali and Scott Daniels, having terms expiring in 2021, continue as directors of the Company.

2.	The selection of Deloitte & Touche LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2019 was ratified.

Votes For	Votes Against	Votes Abstained
31,191,814	123,887	11,281

3.	The Company’s stockholders approved, in a non-binding, advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,946,552	241,450	37,120	4,101,860

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on May 20, 2019.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	General Counsel